FIRST AMENDMENT TO MASTER SERVICES AGREEMENT
BETWEEN THE TAUBMAN REALTY GROUP LIMITED
PARTNERSHIP AND THE TAUBMAN COMPANY LIMITED PARTNERSHIP

THIS FIRST AMENDMENT TO MASTER SERVICES AGREEMENT (this "Amendment"), made and entered into as of the 30th day of September, 1998, by and between THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 200 East Long Lake Road, Bloomfield Hills, Michigan 48304 ("Owner"), and THE TAUBMAN COMPANY LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 200 East Long Lake Road, Bloomfield Hills, Michigan 48304 ("Manager"), is based upon the following:

RECITALS:

A.           Owner and Manager entered into that certain Master Services Agreement (the "Agreement") dated as of November 30, 1992.

B.           Owner and Manager now wish to amend the Agreement to provide for provisions relating to the term of the Agreement and for certain other purposes.

NOW THEREFORE, the parties hereto agree that the Agreement is hereby amended as follows:

1.           Section 3.14 of the Agreement is hereby amended to add the following new paragraph at the end thereof:

"(3) In the event this Agreement is terminated in accordance with the last sentence of Section 9.1 hereof, Owner shall have the right, but not the obligation, to cause any or all of the Owning Entities to terminate their respective Property Services Agreements by delivering written notice of such termination to Manager at the time of delivering written notice pursuant to the last sentence of Section 9.1 hereof, such termination(s) to be effective on the date of termination of this Agreement."

2.           Section 9.1 of the Agreement is hereby amended to add the following at the end thereof:

"Such mutual consent shall be deemed given absent written notice to the contrary from one party to the other party given not less than one (1) year prior to the end of the then-current term. Notwithstanding anything in this Section 9.1 to the contrary, Owner shall have the right to terminate this Agreement at any time by written notice to Manager, such termination to be effective thirty (30) Days after the date of receipt of such notice and to be considered a failure by Owner to renew this Agreement."

3.           Inasmuch as Owner's Partnership Committee has been eliminated, references in the Agreement to "Partnership Committee" are hereby deleted.

4.           Except as expressly set forth herein, the terms of the Agreement continue unmodified and are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE TAUBMAN REALTY GROUP LIMITED
PARTNERSHIP, a Delaware limited partnership

By: /s/ Lisa A. Payne
       Lisa A. Payne

Its: Authorized Signatory
"Owner"

THE TAUBMAN COMPANY LIMITED
PARTNERSHIP, a Delaware limited Partnership

By: /s/ Robert S. Taubman
      Robert S. Taubman

Its: Authorized Signatory
"Manager"